Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

I, Joseph L. von Rosenberg III, certify that the Annual Report of Omega Protein Corporation on Form 10-K for the annual period ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(e) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

/s/ Joseph L. von Rosenberg III
Name: Joseph L. von Rosenberg III
Title: President and Chief Executive Officer

I, Robert W. Stockton, certify that the Annual Report of Omega Protein Corporation on Form 10-K for the annual period ended December 31, 2004 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

/s/ Robert W. Stockton
Name: Robert W. Stockton
Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Omega Protein Corporation and will be retained by Omega Protein Corporation and furnished to the Securities and Exchange Commission or its staff upon the request.